Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of September 30, 2021 (in thousands)

					Other
	Victory		Transaction		transaction
	Capital	WestEnd	accounting		accounting		Pro forma
	historical	historical	adjustments	Notes	adjustments	Notes	combined
ASSETS
Cash and cash equivalents	$64,740	$3,399	$(477,023)	(a)	493,728	(a)	$84,844
Receivables	103,180	4,643	(59)	(b)	–		107,764
Prepaid expenses	5,569	298	(42)	(c)	–		5,825
Investments	29,801	–	–		–		29,801
Property and equipment, net	23,686	2,078	(67)	(d)	–		25,697
Goodwill	404,750	–	536,023	(e)	–		940,773
Other intangible assets, net	1,154,235	–	175,500	(f)	–		1,329,735
Other assets	5,069	–	–		–		5,069
Total assets	$1,791,030	$10,418	$234,332		$493,728		$2,529,508
LIABILITIES, REDEEMABLE UNITS AND EQUITY/(DEFICIT)
Accounts payable and accrued expenses	$54,058	$122	$8,113	(g)	356	(g)	$62,649
Accrued compensation and benefits	44,536	1,342	138	(h)	–		46,016
Consideration payable for acquisition of business	103,100	–	240,265	(i)	–		343,365
Deferred tax liability, net	56,914	–	–		–		56,914
Other liabilities	30,858	607	86	(j)	–		31,551
Long-term debt *	633,897	–	–		493,372	(k)	1,127,269
Accrued distributions to Class B member	–	2,455	(2,455)	(l)	–		–
Notes payable	–	1,082	(1,082)	(m)	–		–
Total liabilities	923,363	5,608	245,065		493,728		1,667,764
Redeemable units	–	67,137	(67,137)	(n)	–		–
Equity and Members' Deficit
Common Stock	201	–	–		–		201
Class B common stock	563	–	–		–		563
Additional paid-in capital	665,898	–	–		–		665,898
Common Stock treasury stock	(69,565)	–	–		–		(69,565)
Class B treasury stock	(75,749)	–	–		–		(75,749)
Accumulated other comprehensive income (loss)	1,571	–	–		–		1,571
Retained earnings	344,748	–	(5,923)	(o)	–		338,825
Members' deficit	–	(62,327)	62,327	(n)	–		–
Total	867,667	(62,327)	56,404		–		861,744
Total liabilities, redeemable units, equity and members' deficit	$1,791,030	$10,418	$234,332		$493,728		$2,529,508

* Unamortized debit discount and debt issuance costs have been netted against debt balances in this line item

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the nine months ended September 30, 2021 (in thousands, except for earnings per share)

	Victory Capital historical	WestEnd historical	Transaction accounting adjustments	Notes	Other transaction accounting adjustments	Notes	Pro forma combined
Revenue
Investment management fees	$499,672	$32,356	$—		$—		$532,028
Fund administration and distribution fees	161,471	—	—		—		161,471
Total revenue	661,143	32,356	—		—		693,499
Expenses
Personnel compensation and benefits	172,305	6,439	—		—		178,744
Distribution and other asset-based expenses	131,185	—	—		—		131,185
General and administrative	40,818	1,564	—		—		42,382
Depreciation and amortization	13,456	96	13,259	(p)	—		26,811
Change in value of consideration payable for acquisition of business	10,600	—	—		—		10,600
Acquisition-related costs	6,265	27	—		—		6,292
Restructuring and integration costs	2,493	—	—		—		2,493
Total operating expenses	377,122	8,126	13,259		—		398,507
Income (loss) from operations	284,021	24,230	(13,259)		—		294,992
Other income (expense)
Interest income and other income	4,547	—	—		—		4,547
Interest expense and other financing costs	(18,853)	(45)	—		(11,623)	(r)	(30,521)
Loss on debt extinguishment	(4,596)	—	—		—		(4,596)
Total other income (expense), net	(18,902)	(45)	—		(11,623)		(30,570)
Income (loss) before income taxes	265,119	24,185	(13,259)		(11,623)		264,422
Income tax expense (benefit)	(56,472)	—	(2,729)	(q)	2,903	(s)	(56,298)
Net income (loss)	$208,647	$24,185	$(15,988)		$(8,720)		$208,124
Earnings per share of common stock
Basic	$3.08						$3.07
Diluted	$2.81						$2.81
Weighted average number of shares outstanding
Basic	67,840						67,840
Diluted	74,162						74,162
Dividends declared per share	$0.36						$0.36

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the year ended December 31, 2020 (in thousands, except for earnings per share)

	Victory Capital historical	WestEnd historical	Transaction accounting adjustments	Notes	Other transaction accounting adjustments	Notes	Pro forma combined
Revenue
Investment management fees	$562,036	$23,050	$—		—		$585,086
Fund administration and distribution fees	213,315	—	—		—		213,315
Total revenue	775,351	23,050	—		—		798,401
Expenses
Personnel compensation and benefits	197,158	9,432	4,656	(t)	—		211,246
Distribution and other asset-based expenses	175,687	—	—		—		175,687
General and administrative	51,218	1,504	—		—		52,722
Depreciation and amortization	16,381	82	17,679	(p)	—		34,142
Change in value of consideration payable for acquisition of business	11,300	—	—		—		11,300
Acquisition-related costs	1,108	—	20,304	(u)	—		21,412
Restructuring and integration costs	7,786	—	—		—		7,786
Total operating expenses	460,638	11,018	42,639		—		514,295
Income (loss) from operations	314,713	12,032	(42,639)		—		284,106
Other income (expense)
Interest income and other income	3,703	—	—		—		3,703
Interest expense and other financing costs	(37,005)	(126)	—		(15,656)	(r)	(52,787)
Loss on debt extinguishment	(2,871)	—	—		—		(2,871)
Total other income (expense), net	(36,173)	(126)	—		(15,656)		(51,955)
Income (loss) before income taxes	278,540	11,906	(42,639)		(15,656)		232,151
Income tax expense (benefit)	(66,018)	—	7,622	(q)	3,883	(s)	(54,514)
Net income (loss)	$212,522	$11,906	$(35,017)		$(11,773)		$177,637
Earnings per share of common stock
Basic	$3.14						$2.62
Diluted	$2.88						$2.41
Weighted average number of shares outstanding
Basic	67,710						67,710
Diluted	73,719						73,719
Dividends declared per share	$0.23						$0.23

VICTORY CAPITAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

Background of Acquisition

On December 31, 2021, the Company completed the acquisition of 100% of the equity interests of WestEnd Advisors, LLC (“WestEnd”) pursuant to the WestEnd purchase agreement (as amended, the “WestEnd Purchase Agreement”), resulting in WestEnd becoming the Company’s 12th investment franchise (the “WestEnd Acquisition”). Founded in 2004 and based in Charlotte, North Carolina, WestEnd is a registered investment adviser providing financial advisors with turnkey, core model allocation strategies serving as holistic solutions and complementary sources of alpha. The firm offers four primary ETF strategies and one large cap core strategy, all in tax efficient SMA structures. WestEnd had assets under advisement and management totaling $19.3 billion as of December 31, 2021.

Purchase Price

The aggregate purchase price (the “WestEnd Purchase Price”) for the WestEnd Acquisition is estimated at $716.1 million, net of cash acquired, which includes (i) $475.8 million in cash paid at closing (the “WestEnd Closing”) net of cash acquired plus the acquisition date value of contingent payments due to sellers of $239.7 million plus an estimated $0.6 million in cash payable in the second quarter of 2022 for net working capital adjustments. The contingent earn-out payments are based on net revenue of the WestEnd business during each of the first four years following the WestEnd Closing, subject to certain “catch-up” provisions over a five and one half year period following the WestEnd Closing. A maximum of $320.0 million ($80.0 million per year) in earn-out payments may be paid. The WestEnd Purchase Price remains subject to adjustments based on net working capital, debt, cash and unpaid transaction expenses.

A total of $2.9 million of the cash paid at closing was placed in escrow, of which $0.5 million is available for purchase price adjustments and $2.4 million is available to compensate the Company for eligible claims under the purchase agreement’s indemnification provisions.

The purchase price of $716.1 million was allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of the WestEnd Acquisition. The Company used an independent valuation specialist to assist with the determination of fair value for certain of the acquired assets and assumed liabilities disclosed below.

The purchase price allocation for the WestEnd Acquisition is preliminary as customary post-closing purchase adjustments have not been finalized. The final purchase price allocation may reflect changes to the preliminary valuations for receivables and accounts payable and accrued expenses from net working capital adjustments. Adjustments will be made, as necessary, during the measurement period of up to one year after the closing date.

The excess estimated purchase price over the estimated fair values of assets acquired and liabilities assumed of $536.0 million was recorded to goodwill in the Consolidated Balance Sheets, all of which is expected to be deductible for tax purposes. The goodwill arising from the acquisition primarily results from revenue synergies expected from combining WestEnd and Victory distribution platforms and sales efforts.

Third Amendment to 2019 Credit Agreement

On December 31, 2021, in connection with the closing of the WestEnd Acquisition, the Company entered into the Third Amendment to the Credit Agreement (the “Third Amendment”), dated as of July 1, 2019 (as amended by the First Amendment to Credit Agreement, dated as of January 17, 2020, and the Second Amendment to Credit Agreement, dated as of February 18, 2021) with the guarantors party thereto, Barclays Bank PLC, as administrative agent, and the lenders party thereto from time to time.

Pursuant to the Third Amendment, the Company obtained incremental term loans (the “2021 Incremental Term Loans”) in an aggregate principal amount of $505.0 million and used the proceeds to fund the WestEnd Acquisition of 100% of the equity interests of WestEnd and to pay fees and expenses incurred in connection therewith. The 2021 Incremental Term Loans will mature in 2028 and will bear interest at an annual rate equal to, at the option of the Company, either LIBOR (adjusted for reserves and subject to a 50 basis point floor) plus a margin of 2.25% or an alternate base rate plus a margin of 1.25%. The 2021 Incremental Term Loans will amortize at a rate of 1.00% per annum.

Original issue discount was $2.5 million for the 2021 Incremental Term Loans. The Company incurred a total of $9.1 million of other third-party costs related to the 2021 Incremental Term Loans, which were recorded as term loan debt issuance costs.

Unaudited Pro Forma Financial Statements

The unaudited pro forma condensed combined financial statements are based on the Company’s historical consolidated financial statements and the historical consolidated financial statements of WestEnd as adjusted to give effect to the WestEnd Acquisition. The unaudited pro forma condensed combined balance sheet at September 30, 2021 gives effect to the WestEnd Acquisition as if it had been consummated on that day. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give effect to the WestEnd Acquisition as if it had been consummated on January 1, 2020.

The transaction accounting adjustments for the acquisition consist of those necessary to account for the acquisition. Separately, the Company issued the 2021 Incremental Term Loans to fund the acquisition and related costs. The adjustments related to the issuance of this debt are shown in a separate column as “other transaction accounting adjustments.”

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting, which is based on the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement. As the acquiror for accounting purposes, the Company has estimated the fair value of the assets acquired and liabilities assumed.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations that would have been achieved had the acquisition occurred on the dates indicated. Further, they do not purport to project the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial statements do not reflect the realization of revenue synergies from the acquisition following the completion of the business combination.

These unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed combined financial statements; (ii) the Company’s separate historical unaudited consolidated financial statements and the related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021; (iii) the Company’s separate historical audited consolidated financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020; (iv) WestEnd’s separate historical unaudited consolidated financial statements and related notes as of and for the nine months ended September 30, 2021, included in this Current Report on Form 8-K/A as Exhibit 99.3; and (v) WestEnd’s separate historical audited consolidated financial statements and related notes as of and for the year ended December 31, 2020, included in this Current Report on Form 8-K/A as Exhibit 99.2.

Accounting Policies

The accounting policies used in the presentation of the unaudited pro forma condensed combined financial statements are those used in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

NOTE 2. Preliminary Purchase Price Allocation

We have performed a preliminary valuation of assets acquired and liabilities assumed in the WestEnd Acquisition. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

(in millions)
Receivables	4.6
Prepaid assets	0.3
Property and equipment, net	2.0
Goodwill	536.0
Other intangible assets, net	175.5
Accounts payable and accrued expenses	(0.1)
Accrued compensation and benefits	(1.5)
Other liabilities	(0.7)
Total purchase price consideration, net of cash acquired	$716.1

The following table summarizes additional information for the intangible assets acquired:

			Pro Forma Amortization Expense
		Weighted-Average
		Estimated Useful	Nine Months Ended	Twelve Months Ended
(in thousands)	Estimated	Life in Years	September 30, 2021	December 31, 2020
Definite-Lived
Customer relationships	172,500	10	$12,938	$17,250
Trade name	3,000	7	321	429
Total	175,500		$13,259	$17,679

Total intangible assets	$175,500

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined financial statements. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used for the pro forma adjustments herein and may include changes to various balances, including intangible assets and goodwill.

NOTE 3. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities including any revenue synergies expected to result from the acquisition. The unaudited pro forma condensed combined financial statements do, however, reflect the following adjustments, which are based on preliminary estimates and assumptions that are subject to change.

(a) Cash and cash equivalents adjustments, as follows:

(in millions)
Payment of cash consideration, net of cash acquired	(475.8)
Elimination of WestEnd cash not acquired	(3.4)
Payment of Company transaction costs	(2.0)
WestEnd cash received at closing for seller costs paid post-closing	4.2
Total from transaction accounting adjustments	$(477.0)

(in millions)
Proceeds from issuance of 2021 Incremental Term Loans, net of costs paid	$493.7
Total from other transaction accounting adjustments	$493.7

(b) Receivables adjustments, as follows:

(in millions)
Elimination of WestEnd receivables not acquired	$(0.1)
Total	$(0.1)

(c) Represents the elimination of WestEnd prepaid expenses not acquired.

(d) Property and equipment, net, as follows:

(in millions)
Elimination of WestEnd assets not acquired	$(0.1)
Total	$(0.1)

(e) Goodwill adjustments, as follows:

(in millions)
Cash consideration paid at closing, net of cash acquired	$475.8
Contingent consideration payable in cash	239.7
Cash consideration payable in first half of 2022	0.6
Total purchase price consideration	$716.1

(in millions)
Total purchase price consideration	$716.1
Tangible net assets acquired	(4.6)
Identifiable intangible assets acquired	(175.5)
Consideration allocated to goodwill	$536.0

(f) Intangible assets adjustments, as follows:

(in millions)
Definite-lived intangible assets	$175.5
Total	$175.5

(g) Accounts payable and accrued expenses adjustments, as follows:

(in millions)
Company transaction costs accrued	$5.9
WestEnd transaction costs funded by seller and paid after closing	4.2
Income tax impact of pre-tax changes in retained earnings	(2.0)
Total from transaction accounting adjustments	$8.1

(in millions)
Debt-related costs accrued	$0.4
Total from other transaction accounting adjustments	$0.4

(h) Accrued compensation and benefits adjustments, as follows:

(in millions)
Increase in WestEnd liabilities assumed	$0.1
Total	$0.1

(i) Consideration payable adjustments, as follows:

(in millions)
Contingent consideration payable, at fair value as of acquisition date*	239.7
Estimated net working capital adjustments payable in cash	0.6
Total	$240.3

     * Refer to Note 1, “Purchase Price,” for additional information.

(j) Other liabilities adjustments, as follows:

(in millions)
Increase in WestEnd liabilities assumed	$0.1
Total	$0.1

(k) Long-term debt adjustments, as follows:

(in millions)
Initial principal borrowed under 2021 Incremental Term Loans	$505.0
Increase to debt discount from 2021 Incremental Term Loans	(2.5)
Increase to debt issuance costs from 2021 Incremental Term Loans	(9.1)
Total	$493.4

The components of pro forma long-term debt are:

(in millions)
Term loan principal outstanding	$1,151.2
Unamortized debt issuance costs	(7.1)
Unamortized debt discount	(16.8)
Long-term debt	$1,127.3

(l) Accrued distributions to Class B member adjustments, as follows:

(in millions)
Elimination of WestEnd liability not assumed	$(2.5)
Total	$(2.5)

(m) Notes payable adjustments, as follows:

(in millions)
Elimination of WestEnd liability not assumed	$(1.1)
Total	$(1.1)

(n) Represents the elimination of WestEnd’s historical temporary and permanent equity balances.

(o) Retained earnings adjustments, as follows:

(in millions)
Company transaction costs incurred after the balance sheet date	(7.9)
Income tax impact on pre-tax changes in retained earnings, at 25%	2.0
Total	$(5.9)

(p) Represents amortization of newly acquired intangible assets for the nine months ended September 30, 2021 and for the year ended December 31, 2020. Assumes an estimated $175.5 million of definite-lived intangible assets and a weighted average amortization period of approximately 9.9 years. Refer to Note 2 for additional information.

(q) In accordance with the Securities and Exchange Commission guidelines, the income tax effects of the pro form adjustments have been calculated based on the blended statutory rates in effect during the periods for which the pro forma information is presented.

(in millions)	Nine months ended 30 September 2021	Year ended December 31, 2020
Income tax expense on WestEnd historical income	$(6.0)	$(3.0)
Income tax impact of pretax adjustments	3.3	10.6
Total	$(2.7)	$7.6

(r) Represents the impact on long-term debt costs from the 2021 Incremental Term Loans as if the 2021 Incremental Term Loans had been issued on January 1, 2020 and assumes an interest rate of 2.75%, which is the interest rate in effect upon entering into the Third Agreement. Each 0.125% change in the assumed interest rate for the long-term debt would increase or decrease pro forma interest expense by approximately $0.5 million and $0.6 million, respectively, for the nine months ended September 30, 2021 and for the year ended December 31, 2020.

(in millions)	Nine months ended 30 September 2021	Year ended December 31, 2020
Elimination of interest expense on WestEnd debt	$-	$0.1
Interest expense on 2021 Incremental Term Loans	(10.3)	(14.1)
Amortization of 2021 Incremental Term Loans debt discount	(0.3)	(0.4)
Amortization of 2021 Incremental Term Loans debt issuance costs	(1.0)	(1.3)
Total	$(11.6)	$(15.7)

(s) In accordance with the Securities and Exchange Commission guidelines, the income tax effects of the other transaction accounting adjustments have been calculated based on the blended statutory rates in effect during the periods for which the pro forma information is presented.

(t) Represents one-time WestEnd employee compensation payable in connection with the WestEnd Acquisition, with $2.0 million payable upon the closing of the transaction and $2.7 million payable upon the first anniversary of the closing date subject to certain conditions. The $2.0 million payable upon the closing of the transaction is a seller transaction cost. The Company will accrue the remaining $2.7 million of compensation expense over the twelve-month period following closing. The $4.7 million total expense is reflected as personnel compensation and benefits expense in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020. These costs will not affect the Company’s income statement beyond 12 months after the acquisition date.

(u) Represents the accrual of additional acquisition-related costs of $7.9 million and $12.4 million incurred by the Company and WestEnd, respectively, subsequent to September 30, 2021. The remaining acquisition-related costs of $0.2 million incurred by the Company are included in the Company’s historical income statement for the nine months ended September 30, 2021. These costs include legal fees, investment banking fees, accounting fees and other one-time costs directly related to the WestEnd Acquisition and will not affect the Company’s income statement beyond 12 months after the acquisition date.